Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Alberto-Culver Company:

We consent to the incorporation by reference in the registration statements on Form S-8 (Number 333-138794) and Form S-3 (Number 333-161833) of Alberto Culver Company of our reports dated November 24, 2009, with respect to the consolidated balance sheets of Alberto Culver Company and subsidiaries as of September 30, 2009 and 2008, and the related consolidated statements of earnings, cash flows and stockholders’ equity and the related financial statement schedule for each of the years in the three-year period ended September 30, 2009, and the effectiveness of internal control over financial reporting as of September 30, 2009, which reports appear in the September 30, 2009 annual report on Form 10-K of Alberto Culver Company.

Our report refers to a change in the Company’s method of accounting for uncertainty in income taxes effective October 1, 2007.

/s/ KPMG LLP
Chicago, Illinois

November 24, 2009